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         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997
                                                        REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                                   TENNANT COMPANY
                (Exact name of registrant as specified in its charter)


          MINNESOTA                                41-0572550
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification No.)


 701 NORTH LILAC DRIVE                             55440
    P.O. BOX 1452                                (Zip Code)
MINNEAPOLIS, MINNESOTA
(Address of principal executive offices)

                                   TENNANT COMPANY
                       NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                               (Full title of the plan)

                                    ROGER L. HALE
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   TENNANT COMPANY
                                701 NORTH LILAC DRIVE
                                    P.O. BOX 1452
                             MINNEAPOLIS, MINNESOTA 55440
                       (Name and address of agent for service)

                                    (612) 540-1200
            (Telephone number, including area code, of agent for service)
                             ----------------------

                           CALCULATION OF REGISTRATION FEE

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Title of         Amount   Proposed Maximum   Proposed Maximum     Amount of
Securities to    to be     Offering Price   Aggregate Offering   Registration
be Registered  Registered   Per Share(1)         Price(1)            Fee
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Common Stock,
par value
$.375 per       150,000
share           Shares       $30.375          $4,556,250         $1,380.69
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices per share of the registrant's Common Stock on June 4, 1997, as reported on the Nasdaq National Market System.

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                                       PART II


                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents previously filed (File No. 0-4804) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

    (a) The Annual Report on Form 10-K of Tennant Company (the "Company") for the fiscal year ended December 31, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1997 Annual Meeting of Shareholders);

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

    (c) The description of the Company's Common Stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating such description.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

    Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VI of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to


                                         II-1

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an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are: (a) such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and, if applicable, certain statutory conflict of interest provisions have been satisfied; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) such person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

    Article VIII of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except: (i) any breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws; (iv) any transaction from which the director derived an improper personal benefit; or (v) any act or omission occurring prior to the effective date of the provision in the Company's Restated Articles of Incorporation limiting such liability. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Nor does this Article limit the liability of directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT        DESCRIPTION
    -------        -----------

    4.1 Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995).

    4.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, Registration No. 33-59054, dated March 2, 1993).

    4.3 Rights Agreement, dated as of November 19, 1996, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated November 19, 1996).

    5              Opinion of Bruce J. Borgerding.

    23.1           Consent of Bruce J. Borgerding (included in Exhibit 5).

    23.2           Consent of KPMG Peat Marwick LLP.


                                         II-2

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    24             Powers of Attorney.

    99             Tennant Company Non-Employee Director Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 12, 1997.

                                  TENNANT COMPANY


                                  By   /s/ Bruce J. Borgerding
                                     -------------------------------------------
                                    Its Deputy General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title
---------                     -----


/s/ Roger L. Hale*           President, Chief Executive Officer, and Director
-------------------------
Roger L. Hale                (Principal Executive Officer)


/s/ Richard A. Snyder*       Vice President, Treasurer, and Chief Financial
-------------------------    Officer
Richard A. Snyder            (Principal Financial Officer)



/s/ Mahedi A. Jiwani*        Corporate Controller
-------------------------    (Principal Accounting Officer)
Mahedi A. Jiwani


Arthur D. Collins, Jr.  )
David C. Cox            )
Andrew P. Czajkowski    )
William A. Hodder       )    A majority of the Board of Directors*
Delbert W. Johnson      )
William I. Miller       )
Edwin L. Russell        )



* Bruce J. Borgerding, by signing his name hereto, hereby signs this document on behalf of each of the above-named officers or directors of the Registrant under powers of attorney executed by these persons.



By  /s/ Bruce J. Borgerding
   -------------------------------------
         Bruce J. Borgerding
      Deputy General Counsel and
         Corporate Secretary,
          Attorney-in-Fact

M1:0250322.02


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                                  INDEX TO EXHIBITS


EXHIBIT                      DESCRIPTION

  4.1    Restated Articles of Incorporation of the
         Company, as amended (incorporated by
         reference to Exhibit 3(i) to the Company's
         Quarterly Report on Form 10-Q for the
         period ended June 30, 1995)................  Incorporated by Reference

  4.2    Restated By-Laws of the Company
         (incorporated by reference to Exhibit 4.2 to
         the Company's Registration Statement on Form
         S-8, Registration No. 33-59054, dated March
         2, 1993)...................................  Incorporated by Reference

  4.3    Rights Agreement, dated as of November 19,
         1996, between the Company and Norwest Bank
         Minnesota, National Association
         (incorporated by reference to Exhibit 1 to
         the Company's Current Report on Form 8-K
         dated November 19, 1996)...................  Incorporated by Reference

   5     Opinion of Bruce J. Borgerding.............  Filed Electronically

  23.1   Consent of Bruce J. Borgerding (included in
         Exhibit 5)

  23.2   Consent of KPMG Peat Marwick LLP...........  Filed Electronically

   24    Powers of Attorney.........................  Filed Electronically

   99    Tennant Company Non-Employee Director Stock
         Option Plan................................  Filed Electronically

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